SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) is July 21, 2000


                         MAIN STREET & MAIN INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                     0-18668                11-2948370
-------------------------------       -----------             -------------
(State or other jurisdiction of       (Commission             (IRS Employer
 incorporation or jurisdiction)       File Number)        Identification Number)

5050 N. 40TH STREET, STE. 200, PHOENIX, AZ                              85018
------------------------------------------                            ----------
     (Address of principal                                            (Zip Code)
       executive office)

       Registrant's telephone number, including area code: (602) 852-9000

                         MAIN STREET & MAIN INCORPORATED

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF FWC, INC. AND CHAPTER TWO, INC.

     On July 21, 2000, Main Street and Main Incorporated ("Main Street") purchased the businesses and substantially all of the assets of FWC, Inc. ("FWC") and Chapter Two, Inc. ("Ch. II"), both Arizona corporations owned by a sole shareholder. Under the purchase agreement, Main Street acquired the right, title, and interest under, in, and to the "Bamboo Club" name and restaurant concept. FWC and Ch. II are engaged in the business of operating Bamboo Club restaurants that are located in Phoenix and Scottsdale, Arizona. The restaurants offer specialty Pacific Rim cuisine in an upscale atmosphere. Main Street intends to continue to operate the business of FWC and Ch. II. The cash purchase price of $12,000,000 paid by Main Street consisted of $3,273,000 for the assets of FWC and Ch. II and $8,727,000 for the rights and title to the "Bamboo Club" and restaurant concept. The acquisition will be accounted for under the purchase method of accounting.

     Main Street financed the acquisition with approximately $7.0 million from available cash resources and $5.0 million of short-term debt from one of its lenders. The short-term debt matures on December 31, 2000, but if Main Street completes a rights offering prior to that date it must use the first $5.0 million of proceeds from the offering to repay the debt. John F. Antioco, Main Street's Chairman of the Board, and Bart A. Brown, Jr., Main Street's President and Chief Executive Officer, each have personally guaranteed the $5.0 million of short-term debt.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Report of Independent Public Accountants
     Combined Balance Sheets as of December 31, 1999 and March 31, 2000
       (unaudited)
     Combined Statements of Operations for the period from April 1, 1999 to December 31, 1999, the three months ended March 31, 1999 (unaudited), and the three months ended March 31, 2000 (unaudited)
     Combined Statements of changes in Stockholder's Equity for the period from April 1, 1999 to December 31, 1999 and the three months ended March 31, 2000 (unaudited)
     Combined Statements of Cash Flows for the period from April 1, 1999 to
       December 31, 1999 and the three months ended March 31, 2000 (unaudited) Notes to Combined Financial Statements

     (b)  PRO FORMA FINANCIAL INFORMATION.

     Introduction
     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
       March 27, 2000
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
       twelve months ended December 27, 1999
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 27, 2000

                               ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Main Street and Main Incorporated:

We have audited the accompanying combined balance sheet of FWC, INC. and CHAPTER TWO, INC. (the Company) as of December 31, 1999, and the related combined statements of operations, changes in stockholder's deficit and cash flows for the nine-month period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of FWC, Inc. and Chapter Two, Inc. as of December 31, 1999, and the results of their operations and their cash flows for the nine-month period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                        /s/  Arthur Andersen LLP

Phoenix, Arizona
July 10, 2000

FWC, INC. AND CHAPTER TWO, INC.

COMBINED BALANCE SHEETS
                                                    December 31,      March 31,
                                                        1999            2000
                                                    -----------     -----------
                                                                    (unaudited)
                                     ASSETS

Current Assets:
  Cash                                              $    88,801     $   119,951
  Accounts receivable                                    63,228          57,000
  Inventory                                              41,141          41,141
                                                    -----------     -----------

      Total current assets                              193,170         218,092

  Property and equipment, net                           461,053         442,751
                                                    -----------     -----------

      Total assets                                  $   654,223     $   660,843
                                                    ===========     ===========

                     LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:
  Accounts payable                                  $   220,180     $   273,189
  Accrued liabilities                                   653,166         558,850
  Income tax liability                                  191,389         191,389
                                                    -----------     -----------

      Total current liabilities                       1,064,735       1,023,428
                                                    -----------     -----------
Commitments and Contingencies

Stockholder's Equity:
  Common stock, no par value; 1,000,000 shares
    authorized; 15,000 issued and outstanding at
    March 31, 1999 and December 31, 1999                     --              --
  Additional paid-in capital                             15,000          15,000
  Retained earnings (deficit)                          (425,512)       (377,585)
                                                    -----------     -----------

      Total stockholder's deficit                      (410,512)       (362,585)
                                                    -----------     -----------

      Total liabilities and stockholder's
        deficit                                     $   654,223     $   660,843
                                                    ===========     ===========

The accompanying notes are an integral part of these combined balance sheets.

FWC, INC. AND CHAPTER TWO, INC.

COMBINED STATEMENTS OF OPERATIONS

                                      Nine Months    Three Months   Three Months
                                         Ended          Ended          Ended
                                      December 31,     March 31,      March 31,
                                          1999           1999           2000
                                       ----------     ----------     ----------
                                                      (unaudited)    (unaudited)
Revenue:
  Food                                 $3,033,606     $1,153,661     $1,210,429
  Bar and beverage                      1,222,440        449,903        500,553
  Other                                    39,327          8,009          5,524
                                       ----------     ----------     ----------

    Total revenue                       4,295,373      1,611,573      1,716,506

Cost of Sales                           1,202,664        389,194        406,581
                                       ----------     ----------     ----------

Gross Margin                            3,092,709      1,222,379      1,309,925

Operating Expenses:
  Payroll and benefits                  1,837,373        589,179        692,586
  Depreciation                             55,155         18,283         18,302
  Other operating expenses                855,566        250,870        247,406
                                       ----------     ----------     ----------

    Total operating expenses            2,748,094        858,332        958,294

    Income from operations                344,615        364,047        351,631
                                       ----------     ----------     ----------

    Net income                         $  344,615     $  364,047     $  351,631
                                       ==========     ==========     ==========

The accompanying notes are an integral part of these combined financial statements.

FWC, INC. AND CHAPTER TWO, INC.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT

                                           Common       Additional
                                           Stock         Paid-in         Retained
                                           Shares        Capital         Deficit            Total
                                           ------        -------        ---------         ---------
Balance, March 31, 1999 (unaudited)        15,000        $15,000        $(247,248)        $(232,248)
  Distributions                                --             --         (522,879)         (522,879)
  Net income                                   --             --          344,615           344,615
                                           ------        -------        ---------         ---------

Balance, December 31, 1999                 15,000         15,000         (425,512)         (410,512)
  Distributions                                --             --         (303,704)         (303,704)
  Net income                                   --             --          351,631           351,631
                                           ------        -------        ---------         ---------

Balance, March 31, 2000 (unaudited)        15,000        $15,000        $(377,585)        $(362,585)
                                           ======        =======        =========         =========

The accompanying notes are an integral part of these combined financial statements.

FWC, INC. AND CHAPTER TWO, INC.

COMBINED STATEMENTS OF CASH FLOWS

                                                       Nine Months  Three Months
                                                         Ended         Ended
                                                       December 31,   March 31,
                                                          1999          2000
                                                        ---------     ---------
                                                                     (unaudited)
Cash Flows from Operating Activities:
  Net income                                            $ 344,615     $ 351,631
  Adjustment to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                         55,155        18,302
      Changes in assets and liabilities:
        Accounts receivable                               (13,430)        6,228
        Inventory                                          (1,141)           --
        Other assets, net                                   5,205            --
        Accounts payable                                  (22,499)       53,009
        Accrued liabilities                               107,034       (94,316)
        Income tax liability                               (4,911)           --
                                                        ---------     ---------

          Net cash provided by operating activities       470,028       334,854

Cash Flows from Investing Activities:
  Additions to property and equipment                      (7,207)           --
                                                        ---------     ---------

          Net cash used in investing activities            (7,207)           --

Cash Flows from Financing Activities:
  Distributions                                          (522,879)     (303,704)
                                                        ---------     ---------

          Net cash used in financing activities          (522,879)     (303,704)

Net Increase (Decrease) in Cash                           (60,058)       31,150

Cash, beginning of period                                 148,859        88,801
                                                        ---------     ---------

Cash, end of period                                     $  88,801     $ 119,951
                                                        =========     =========

Supplemental Disclosure of Cash Flow Information:
  Cash paid for income taxes                            $   9,270     $      --
                                                        =========     =========



The accompanying notes are an integral part of these combined financial statements.

FWC, INC. AND CHAPTER TWO, INC.

Notes to Combined Financial Statements
As of December 31, 1999

1.   ORGANIZATION AND BASIS OF PRESENTATION

     a.   Nature of Business

     FWC, Inc. (FWC) and Chapter Two, Inc. (Ch. II) (collectively referred to as the Company) are Arizona corporations. FWC has been engaged in the business of operating one Bamboo Club restaurant located in Phoenix, Arizona since May 6, 1994 and Ch. II has been engaged in the business of operating one Bamboo Club restaurant located in Scottsdale, Arizona since May 28, 1997. The Bamboo Clubs are specialty restaurants that focus on Pacific Rim cuisine.

     b.   Principles of Combination

     The accompanying combined financial statements include the accounts of FWC and Ch. II, which are under common ownership. Intercompany balances and transactions, including intercompany profits and losses, are eliminated in combination. The accompanying combined financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances.

     In 1999, FWC and Ch. II changed their fiscal year ends from March 31 and May 31, respectively, to a calendar year end of December 31. The combined financial statements for December 31, 1999, include the FWC and Ch. II balance sheets as of December 31, 1999, and the statements of operations for the nine months then ended.

     c.   Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingencies at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements reflect the application of the following accounting policies:

     a.   Revenue Recognition

     Revenue from restaurant sales is recognized when food and beverage items are sold.

     b.   Inventories

     Inventories are estimated at period end and consist primarily of food, beverage and supplies and are stated at the lower of cost (first-in, first-out) or net realizable value.

     c.   Fair Market Value of Financial Instruments

     The carrying value of accounts receivable, accounts payable, and accrued liabilities, and approximate fair value due to the short-term nature of these instruments.

     d.   Property and Equipment

     Property and equipment are stated at cost, depreciated on a straight-line basis over the estimated useful lives, and consist of the following:

                                                                   December 31,
                                                    Useful Lives       1999
                                                    ------------    ----------

     Restaurant equipment                                 7         $ 287,938
     Building improvements                               15           429,008
     Furniture and fixtures                               7            23,798
                                                                    ---------
                                                                      740,744
     Accumulated depreciation                                        (279,691)
                                                                    ---------

                       Total                                        $ 461,053
                                                                    =========

     Depreciation expense for the nine months ended December 31, 1999 was $55,155.

     e.   Long-Lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, a loss is recognized for the difference.

     f.   Income Taxes

     Effective April 1, 1999, and June 1, 1999, FWC and Ch. II, respectively, elected to be treated as Subchapter S corporations. As Subchapter S corporations, FWC and Ch. II are not subject to taxes imposed at the corporate level. Instead, the sole shareholder will be taxed directly.

     During the first 10 years in which the Subchapter S Election is effective, any capital gains accumulated prior to the April 1, 1999, and June 1, 1999, election dates will be subject to taxes. As discussed on Note 6, on July 10, 2000, a Purchase Agreement was entered into and the consummation of this transaction would result in a capital gains tax liability to the shareholder of FWC and Ch. II.

     Prior to the election dates, FWC and Ch. II were treated as tax corporations for federal and Arizona income tax purposes. FWC and Ch. II followed the liability method of accounting for income taxes. Under the liability method, deferred taxes are recognized for the future tax consequences of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. Deferred income tax expense is based on the changes in the net assets or liabilities from period to period.

     g.   Recently Adopted Accounting Pronouncements

     In 1999, FWC and Ch. II adopted Statement of Position (SOP) 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. This SOP provides guidance on the financial reporting of start-up costs and organization costs. The SOP requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 31, 1998. Application of SOP 98-5 did not have a material impact on the combined financial condition or results of operations.

3.   INCOME TAXES

As discussed in Note 1(f), effective April 1, 1999 and June 1, 1999, FWC and Ch. II, respectively, are not subject to taxes imposed at the corporate level. There was no net deferred tax asset/liability balance at December 31, 1999.

Income taxes payable was approximately $191,000 at December 31, 1999. This liability pertains to taxes incurred prior to the S Corporation tax election.

4.   STOCKHOLDER'S EQUITY

The combined Company is authorized to issue 1,000,000 shares of common stock (500,000 for FWC and 500,000 for Ch. II). At inception FWC and Ch. II issued 5,000 and 10,000 shares of common stock with no par value, respectively, to the sole shareholder.

5.   COMMITMENTS AND CONTINGENCIES

The restaurant facilities are leased under operating leases having terms expiring in February 2004 and November 2007. The restaurant leases have provisions for contingent rentals based upon percentage of gross sales as defined. The minimum future lease payments as of December 31, 1999 were, as follows:

         2000                                                   $   241,486
         2001                                                       247,366
         2002                                                       253,477
         2003                                                       259,862
         2004                                                       187,748
         Thereafter                                                 541,717
                                                                -----------

                    Total                                       $ 1,731,656
                                                                ===========

Base rental expense during the nine-month period ended December 31, 1999, was approximately $184,039. Contingent rental expense incurred based on a percentage of gross sales during the nine month period ended December 31, 1999 was $179,881.

6.   SUBSEQUENT EVENTS

On July 10, 2000, the Company entered into a Purchase Agreement (the Agreement) with Main Street and Main Incorporated, an operator of 59 T.G.I. Friday's and six Redfish restaurants. The Agreement provides for the purchase of substantially all the assets of the Company and rights, title, and interest under, in, and to the "Bamboo Club" name and restaurant concept for approximately $12,000,000 in cash as of the closing date of the transaction. None of the Company's liabilities that arose prior to the closing date of the transaction will be assumed by the Buyer. As provided in the Agreement, the Company's sole shareholder will transfer to the Buyer, free and clear of all encumbrances, all rights, title, and interest under, in, and to the "Bamboo Club" name and restaurant concept.

MAIN STREET AND MAIN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

On July 21, 2000, Main Street and Main Incorporated (Main Street) consummated a transaction to acquire substantially all of the assets of FWC, Inc. (FWC) and Chapter Two, Inc. (Ch. II) from the sole shareholder of FWC and Ch. II. Main Street also purchased and acquired from the sole shareholder, free and clear of all encumbrances, all the shareholder's rights, title, and interest under, in, and to the "Bamboo Club" name and restaurant concept. The following unaudited pro forma condensed consolidated financial statements of Main Street for the fiscal year ended December 27, 1999, and the three-month period ended March 27, 2000, gives effect to the acquisition of FWC and Ch. II. Main Street paid a purchase price of approximately $12,000,000, in the form of $7,000,000 of cash from available cash resources and $5,000,000 from the proceeds of a short-term financing. Main Street anticipates that it will repay the short-term debt with proceeds from a rights offering. The acquisition, related financing, and anticipated rights offering are herein referred to as the transactions.

The unaudited pro forma condensed consolidated balance sheet as of March 27, 2000, gives effect to the transactions as if they had occurred on March 27, 2000. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 27, 1999, and the three-month period ended March 27, 2000, assumes that the acquisition was completed on December 29, 1998. The unaudited pro forma financial information presented herein does not purport to represent what Main Street's actual results of operations would have been had the transactions occurred on those dates or to project Main Street's results of operations for any future period.

The unaudited pro forma condensed consolidated balance sheet of Main Street as of March 27, 2000, has been derived from unaudited historical financial statements of Main Street as of March 27, 2000, and of FWC and Ch. II as of March 31, 2000. The unaudited condensed consolidated pro forma statement of operations for the three months ended March 27, 2000, has been derived from the unaudited historical financial statements of Main Street as of March 27, 2000, and of FWC and Ch. II for the three months ended March 31, 2000.

The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 27, 1999 has been derived from (a) the audited financial statements of Main Street from December 29, 1998, to December 27, 1999, (b) the FWC and Ch. II audited historical financial statements for the period from April 1, 1999, to December 31, 1999; and (c) the FWC and Ch. II unaudited historical financial statements for the period from January 1, 1999 to March 31, 1999.

The unaudited pro forma condensed consolidated financial statements contain certain adjustments that are directly attributable to the transactions. The unaudited pro forma condensed consolidated statements of operations above do not include any adjustments related to potential selling, general and administrative expense synergies as a result of the acquisitions of FWC and Ch. II.

MAIN STREET AND MAIN INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 27, 2000
(IN THOUSANDS)

                                             Main Street
                                              and Main     Acquired
                                            Incorporated   Entities
                                              March 27,    March 31,      Total      Pro Forma          Pro Forma
                                                2000       2000 (1)     Combined    Adjustments          Combined
                                            ------------   --------     --------    -----------          --------
              ASSETS

Current Assets:
  Cash and cash equivalents                   $  4,332     $    120     $  4,452     $    (120)(2)       $   4,332
  Accounts receivable, net                       2,955           57        3,012           (57)(2)           2,955
  Inventories                                    1,636           41        1,677           (41)(2)           1,636
  Prepaid expenses                                 563           --          563            --                 563
                                              --------     --------     --------     ---------           ---------

    Total current assets                         9,486          218        9,704          (218)              9,486

Property and equipment, net                     65,154          443       65,597           (14)(2)(3)       65,583
Other assets, net                                2,007           --        2,007            --               2,007
Franchise costs, net                            17,993           --       17,993            --              17,993
Goodwill                                            --           --           --        11,571(3)           11,571
                                              --------     --------     --------     ---------           ---------

                                              $ 94,640     $    661     $ 95,301     $  11,339           $ 106,640
                                              ========     ========     ========     =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-tem debt            $  1,830     $     --     $  1,830     $      --           $   1,830
  Accounts payable                               8,271          274        8,545          (274)(2)           8,271
  Accrued liabilities                           12,374          750       13,124          (750)(2)          12,374
  Short-term debt                                   --           --           --         5,000(4)(5)         5,000
  Notes payable                                     --           --           --         7,000(4)            7,000
                                              --------     --------     --------     ---------           ---------

    Total current liabilities                   22,475        1,024       23,499        10,976              34,475

Long-Term Debt, net of current portion          41,861           --       41,861            --              41,861
Other liabilities and deferred credits           2,507           --        2,507            --               2,507

Commitments and Contingencies

Stockholders' Equity:
  Stockholder's equity (acquired entities)          --         (363)        (363)          363(2)               --
  Preferred stock                                   --           --           --            --                  --
  Common stock                                      10           --           10            --                  10
  Additional paid-in capital                    44,200           --       44,200            --              44,200
  Accumulated deficit                          (16,413)          --      (16,413)           --             (16,413)
                                              --------     --------     --------     ---------           ---------

    Total stockholders' equity                  27,797         (363)      27,434           363              27,797
                                              --------     --------     --------     ---------           ---------
    Total liabilities and
      stockholders' equity                    $ 94,640     $    661     $ 95,301     $  11,339           $ 106,640
                                              ========     ========     ========     =========           =========

----------
(1) Reflects the historical combined balance sheet of FWC and Ch. II as of March 31, 2000.
(2) Reflects the reversal of assets, liabilities, and equity not purchased or assumed.
(3) Reflects the preliminary allocation of the purchase price to the net assets of the business acquired.
(4) Reflects payment of consideration for the FWC and Ch. II acquisition, including a $5 million short-term loan and $7 million from available cash at July 21, 2000, which is reflected as a note payable at March 27, 2000.
(5) The short-term debt bears interest at the lender's prime rate plus 0.25% and matures on December 31, 2000. Main Street anticipates that it will repay the short-term debt with proceeds from a rights offering.

MAIN STREET AND MAIN INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1999
(IN THOUSANDS)

                                       Main Street
                                        and Main       Acquired
                                      Incorporated     Entities
                                       December 27,   December 31,  Total      Pro Forma      Pro Forma
                                           1999         1999(1)    Combined   Adjustments      Combined
                                       ------------     -------    --------   -----------      --------
Revenue                                 $ 140,294       $5,907    $ 146,201     $    --        $ 146,201

Restaurant operating expenses             125,952        5,198      131,150          --          131,150
                                        ---------       ------    ---------     -------        ---------

Income from restaurant operations          14,342          709       15,051          --           15,051

Other operating expenses                   10,550           --       10,550         771(2)        11,321
                                        ---------       ------    ---------     -------        ---------

  Operating income                          3,792          709        4,501        (771)           3,730

Interest expense and other, net             2,604           --        2,604         487(3)         3,091
                                        ---------       ------    ---------     -------        ---------

Income before income taxes,
  cumulative effect of change in
  accounting principle, and
  extraordinary item                        1,188          709        1,897      (1,258)             639
Provision (benefit) for income taxes           50           --           50          -- (4)           50
                                        ---------       ------    ---------     -------        ---------

Net income before cumulative
  effect of change in accounting
  principle and extraordinary
  item                                      1,138          709        1,847      (1,258)             589
Cumulative effect of change in
  accounting principle                       (168)          --         (168)         --             (168)
                                        ---------       ------    ---------     -------        ---------

    Net income (loss)                   $     970       $  709    $   1,679     $(1,258)       $     421
                                        =========       ======    =========     =======        =========

Basic earnings per share
  Net income before cumulative
    effect of change in accounting
    principle and extraordinary
    item                                $    0.11                                              $    0.06
  Cumulative effect of change in
    accounting principle                    (0.02)                                                 (0.02)
                                        ---------                                              ---------

    Net income                          $    0.09                                              $    0.04
                                        =========                                              =========

MAIN STREET AND MAIN INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1999 (CONTINUED)
(IN THOUSANDS)

                                       Main Street
                                        and Main       Acquired
                                      Incorporated     Entities
                                       December 27,   December 31,  Total      Pro Forma      Pro Forma
                                           1999         1999(1)    Combined   Adjustments      Combined
                                      -------------     -------    --------   -----------      --------

Diluted earnings per share
  Net income before cumulative
    effect of change in accounting
    principle and extraordinary
    item                                 $   0.11                                              $   0.06
  Cumulative effect of change in
    accounting principle                    (0.02)                                                (0.02)
                                         --------                                              --------

      Net income                         $   0.09                                              $   0.04
                                         ========                                              ========
Weighted average shares
  outstanding - basic                      10,008                                                10,008
                                         ========                                              ========
Weighted average shares
  outstanding - diluted                    10,407                                                10,407
                                         ========                                              ========

Supplemental Pro Forma Presentation(5)

Combined net income                                                                            $    421
                                                                                               --------
Pro forma adjustment to compensation
  expense:
    Reduction to be made in sole
      shareholder salary                                                                            840
    Related income taxes                                                                             -- (4)
                                                                                               --------
Pro forma net income after reduction
  reduction to be made in sole
  shareholder salary                                                                              1,261
                                                                                               --------

Earnings per share - basic               $    .09                                              $   0.13
                                         ========                                              ========

Earnings per share - diluted             $    .09                                              $   0.12
                                         ========                                              ========

----------
(1) Reflects the combined historical statement of operations for the twelve months ended December 31, 1999 of FWC and Ch. II.
(2)  Reflects the amortization of deductible goodwill over 15 years.
(3) Reflects interest expense on the short-term debt incurred to finance the acquisition.
(4) Reflects the provision for income taxes based on applying the statutory income tax rates of each company and Main Street's available net operating loss carryforwards.
(5) Supplemental Pro Forma Presentation reflects the reduction of salaries and benefits of the sole shareholder of FWC and Ch. II, who is continuing with the combined companies in a consulting capacity.

MAIN STREET AND MAIN INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 27, 2000
(IN THOUSANDS)

                                          Main Street
                                           and Main       Acquired
                                         Incorporated     Entities
                                           March 27,      March 31,     Total         Pro Forma      Pro Forma
                                             2000          2000(1)     Combined      Adjustments     Combined
                                          ---------       --------     ---------      ---------      ---------
Revenue                                   $  44,339       $  1,717     $  46,056      $      -       $  46,056
Restaurant operating expenses                40,402          1,365        41,767             -          41,767
                                          ---------       --------     ---------      ---------      ---------

Income from restaurant operations             3,937            352         4,289             -           4,289
Other operating expenses                      2,721             -          2,721            193(2)       2,914
                                          ---------       --------     ---------      ---------      ---------

         Operating income                     1,216            352         1,568           (193)(2)      1,375
Interest expense and other, net                 898             -            898            122(3)       1,020
                                          ---------       --------     ---------      ---------      ---------

Income/(loss) before income taxes               318            352           670           (315)           355
Income tax (benefit) provision                  (86)            -            (86)            -- (4)        (86)
                                          ---------       --------     ---------      ---------      ---------

         Net income                       $     404       $    352     $     756      $    (315)     $     441
                                          =========       ========     =========      =========      =========

Basic earnings per share                  $    0.04                                                  $    0.04
                                          =========                                                  =========

Diluted earnings per share                $    0.04                                                  $    0.04
                                          =========                                                  =========
Weighted average shares
   outstanding - basic                       10,028                                                     10,028
                                          =========                                                  =========
Weighted average shares
   outstanding - diluted                     10,346                                                     10,346
                                          =========                                                  =========

Supplemental Pro Forma Presentation(5)

Combined net income                                                                                  $     441
                                                                                                     ---------
Pro forma adjustment to compensation
   expense:
     Reduction to be made in sole
       shareholder salary                                                                                  262
     Related income taxes                                                                                   -- (4)
                                                                                                     ---------
Pro forma net income after reduction to
   be made in sole shareholder salary                                                                      703
                                                                                                     ---------

Basic earnings per share                  $     .04                                                  $     .07
                                          =========                                                  =========

Diluted earnings per share                $     .04                                                  $     .07
                                          =========                                                  =========

----------
(1) Reflects the combined historical statement of operations for the three months ended March 31, 2000 of FWC and Ch. II.
(2)  Reflects the amortization of deductible goodwill over 15 years.
(3) Reflects interest expense on the short term debt incurred to finance the acquisition.
(4) Reflects the provision for income taxes based on applying the statutory income tax rates of each company and Main Street's available net operating loss carryforwards.
(5) Supplemental Pro Forma Presentation reflects the reduction of salaries and benefits of the sole shareholder of FWC and Ch. II, who is continuing with the combined companies in a consulting capacity.

(C)  EXHIBITS.

EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
-----------                   ----------------------
  2.1 Asset Purchase Agreement dated July 10, 2000, among Main Street and Main Incorporated, FWC, Inc., Chapter Two, Inc., and Debbie Bloy

 10.35 Credit Agreement dated April 2, 1999, between Main Street and Main Incorporated and Imperial Bank

 10.35A First Amendment to Credit Agreement dated August 2, 1999 between Main Street and Main Incorporated and Imperial Bank

 10.35B Second Amendment to Credit Agreement dated July 13, 2000, between Main Street and Main Incorporated and Imperial Bank

 10.36 Revolving Promissory Note dated July 13, 2000, in the principal amount of $5,000,000 from Main Street and Main Incorporated, as Borrower, to Imperial Bank, as Lender

 10.37         Term Promissory Note dated July 13, 2000, in the principal amount
               of  $5,000,000  from  Main  Street  and  Main  Incorporated,   as
               Borrower, to Imperial Bank, as Lender

 10.38 Unconditional Guarantee of Payment of Term Promissory Note executed by John F. Antioco, as Guarantor, in favor of Imperial Bank, as Lender

 10.39 Unconditional Guarantee of Payment of Term Promissory Note executed by Bart A. Brown, as Guarantor, in favor of Imperial Bank, as Lender

 23.1          Consent of Arthur Andersen LLP, independent public accountants

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2000

                                        MAIN STREET & MAIN INCORPORATED



                                        By: /s/ Bart A. Brown, Jr.
                                        ----------------------------------------
                                        Bart A. Brown, Jr.
                                        President and Chief Executive Officer